                                 SCHEDULE 14A
                                (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No._)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                                 US WATS, INC.
 ----------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
--------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
--------------------------------------------------------------------------------
     (5)  Total fee paid:
--------------------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the pervious filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
--------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------
     (3)  Filing Party:
--------------------------------------------------------------------------------
     (4)  Date Filed:
--------------------------------------------------------------------------------

                                 US WATS, INC.
                              2 GREENWOOD SQUARE
                          3331 STREET ROAD, SUITE 275
                         BENSALEM, PENNSYLVANIA 19020

                    ---------------------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 25, 1998

                    ---------------------------------------

To our Shareholders:

     You are cordially invited to attend the Annual Meeting of Shareholders of US WATS, Inc. (the "Company") to be held on Wednesday, November 25, 1998, at 11:00 a.m., local time, at the Holiday Inn, 3499 Street Road, Bensalem, Pennsylvania 19020, for the following purposes:

     1. To elect four directors to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

     2. To transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof.

     The Board of Directors of the Company has fixed the close of business on October 23, 1998 as the record date for determination of the shareholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof.

                                    By Order of the Board of Directors,



                                    Artie Regan, Secretary


Date:  October 30, 1998


WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE MARK, DATE AND SIGN YOUR PROXY, AND MAIL IT IN THE STAMPED ENVELOPE ENCLOSED FOR YOUR CONVENIENCE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY PROMPTLY. RETURNING THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON ON ALL MATTERS BROUGHT BEFORE THE ANNUAL MEETING, BUT WILL HELP ASSURE A QUORUM IF YOU DO NOT ATTEND.

                                 US WATS, INC.
                              2 GREENWOOD SQUARE
                          3331 STREET ROAD, SUITE 275
                         BENSALEM, PENNSYLVANIA 19020

                     -------------------------------------

                                PROXY STATEMENT

                     -------------------------------------


INTRODUCTION:

     The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board of Directors" or the "Board") of US WATS, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Wednesday, November 25, 1998, at 11:00 a.m., local time, and at any postponement or adjournment thereof (the "Meeting"). This Proxy Statement and the enclosed form of proxy are first being mailed to shareholders of the Company on or about October 30, 1998.

     At the Meeting, the shareholders will be asked to consider and take action on the following matters:

          1. The election of four directors to serve as members of the Board of Directors until the next annual meeting of shareholders and until their successors have been elected and qualified.

          2. The transaction of such other business as may properly come before the Meeting or any postponement or adjournment thereof.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS EACH OF THE NOMINEES FOR DIRECTOR DESCRIBED HEREIN AND RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF SUCH NOMINEES AT THE MEETING.

     The Board of Directors knows of no business that will be presented for consideration at the Meeting other than the matters described in this Proxy Statement. If any other matter should be presented at the Meeting for action, the persons named in the accompanying proxy card will vote the proxy in accordance with their best judgment on such matter.

     In the event that there are not sufficient votes to approve any one or more of the matters properly coming before the Meeting, it is expected that the Meeting will be postponed or adjourned in order to permit further solicitation of proxies by the Company.

     The delivery of this Proxy Statement shall not, under any circumstances, create any implication that the information contained herein is correct after the date hereof, October 30, 1998.

RECORD DATE, QUORUM AND VOTE REQUIRED:

     The record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting is the close of business on October 23, 1998. The presence, in person or by proxy, of holders of Common Stock representing a majority of all votes entitled to be cast at the Meeting will constitute a quorum for the transaction of business at the Meeting. All valid proxies returned will be included in the determination of whether a quorum is present at the Meeting. As of the Record Date, 20,075,394 shares of common stock of the Company ("Common Stock") were issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Meeting. Shareholders have no cumulative voting rights. The Company also has outstanding a class of preferred stock known as "9% Series of Preferred Stock." This outstanding Preferred Stock does not have voting rights.

     Assuming that a quorum is present, election of Directors requires the vote of a plurality of all votes cast on the matter in person or by proxy.

     Common Stock represented by Proxies marked "For" the election of Directors will be counted in favor of all nominees, except to the extent the Proxy withholds authority to vote for, or indicates a vote against, a specified nominee. Common Stock represented by Proxies marked "Abstain" or withholding authority to vote will not be counted in favor of any nominee. However, because Directors are elected by a plurality vote, abstentions will not affect the election of the candidates receiving the most votes. IN THE ABSENCE OF SPECIFIC DIRECTION, COMMON STOCK REPRESENTED BY A PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES.

REVOCATION:

     Execution and delivery of the enclosed proxy will not affect the right of any person to attend the Meeting and vote in person. Any shareholder who gives a proxy has the power to revoke it at any time before it is voted by delivery of a written instrument of revocation or a duly executed proxy bearing a later date to the Secretary of the Company, at its address above, or by a request in person to the Secretary of the Company to return the executed proxy. The presence of a shareholder at the Meeting will not operate to revoke a proxy, but the casting of a ballot by a shareholder who is present at the Meeting will revoke a proxy as to the matter on which the ballot is cast

COST OF SOLICITATION:

     The cost of soliciting proxies is being borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy statements to their principals, and the Company will reimburse them for their expense in so doing. Officers, directors and employees of the Company may solicit proxies in person or by telephone, but will not receive any additional compensation for such activity.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of October 23, 1998, information concerning the shares of Common Stock beneficially owned by: (a) each person or group known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (b) each director and named executive officer; and (c) all directors and officers as a group. Except as indicated below, to the Company's knowledge, each person named or included in a group has sole voting and investment power with respect to his or its shares of Common Stock. To the Company's knowledge, no officer or director of the Company owns any shares of the 9% Series of Preferred Stock.


NAME AND ADDRESS OF BENEFICIAL                    AMOUNT AND NATURE
OWNER OR IDENTITY OF GROUP                     OF BENEFICIAL OWNERSHIP    PERCENT OF CLASS
------------------------------                 -----------------------    ----------------
Aaron R. Brown                                               916,800                   4.6%
2 Greenwood Square
3331 Street Road, Suite 275
Bensalem, PA  19020

Murray Goldberg                                            2,295,000(1)               11.4%
26 Anthony Drive
Malvern, PA 19355

Artie Regan                                                   57,000(2)                  *
15 Park Row
New York, NY  10038

Walter Anderson                                           10,119,934(3)(4)            50.4%
c/o Gold & Appel Transfer, S.A.
Omar Hodge Building
Wickhams Cay
Road Town
Tortula, British Virgin Islands

Gold & Appel Transfer, S.A.                               10,119,934(4)               50.4%
Omar Hodge Building
Wickhams Cay
Road Town
Tortula, British Virgin Islands

David B. Hurwitz                                             436,000(5)                2.1%
48 Dalton Way
Holland, PA  18966

Steven J. Parker(6)                                          131,000                     *
10 Abordeau
Devon, PA 19333

All Directors and Executive Officers as a                 13,867,734                  67.4%
group (6 persons)

-------------------
*  Less than 1%

(1) Consists of 2,270,000 shares of Common Stock and options to purchase 25,000 shares of Common Stock at $1.1875 per share.

(2) Consists of 12,000 shares of Common Stock, options to purchase 25,000 shares of Common Stock at $1.1875 per share and options to purchase 20,000 shares of Common Stock at $1.69 per share.

(3) All of such shares are held of record by Gold & Appel Transfer, S.A. Pursuant to a power of attorney, Mr. Anderson has sole investment power over such shares and as a result may be deemed to be the beneficial owner of such shares. Mr. Anderson, however, has declaimed such beneficial ownership. Excludes 870,000 shares of Common Stock held by the International Non-Governmental Development of Space, of which Mr. Anderson is the president and a director. Mr. Anderson has disclaimed beneficial ownership of such shares.

(4) Based on a joint Schedule 13D/A dated October 23, 1998 filed by Gold & Appel Transfer, S.A. and Mr. Anderson with the Securities and Exchange Commission.

(5) Consists of 61,000 shares of Common Stock, options to purchase 250,000 shares of Common Stock at $1.03125 per share, options to purchase 100,000 shares of Common Stock at $1.30 per share and options to purchase 25,000 shares of Common Stock at $1.1875 per share.

(6)  Mr. Parker is a former executive officer of the Company.

                             ELECTION OF DIRECTORS

     Four Directors, constituting the entire membership of the Board of Directors of the Company, are to be elected at the Meeting to hold office until the next annual meeting of shareholders and until the election and qualification of their successors. Messrs. Brown, Goldberg, Regan and Anderson are currently Directors of the Company. All have indicated their willingness to serve if elected.

     Unless authority is withheld with respect to any individual nominee or all of the nominees, the shares represented by the proxies received as a result of this solicitation will be voted in favor of the nominees identified in this Proxy Statement. In the event any nominee declines or is unable to serve, proxies will be voted for the election of the others so named, and may be voted for such substitute nominees as the Board may recommend, or the Board may reduce the number of Directors to eliminate the vacancy. The Board of Directors, however, does not anticipate that any nominee will decline or be unable to serve.

     The Company's Board of Directors met six times during 1997. Each incumbent Director attended at least 75% of the meetings of the Board.

     The names of the nominees, and certain information about them, are set forth below:


NAME                 AGE       POSITION                       DIRECTOR SINCE
----                 ---       --------                       --------------
Aaron R. Brown       45        Chairman, President and
                               Chief Executive Officer (1)    1997

Murray Goldberg      56        Director (2)                   1996

Artie Regan          35        Director and Secretary (3)     1997

Walt Anderson        45        Director (4)                   1998

     AARON R. BROWN was named Chairman of the Board of Directors of the Company in November 1997. He was named interim President and Chief Executive Officer in August 1998. Mr. Brown had previously served as Chairman of the Board and President of the Company from its inception in November 1989 until May 1995 and as Chief Executive Officer from the Company's inception until December 1996.
Mr. Brown is a certified public accountant. He currently devotes all of his time to the management and affairs of the Company.

     MURRAY GOLDBERG has been a Director of the Company since November 1996 and an independent sales agent of the Company since 1993. Mr. Goldberg is also the owner and a Vice-President of Jamco, Inc., a discount shoe distributor in Florida, and the owner and Director of Doxs, Inc., an anesthesia equipment developer and distributor. From June 1994 until May 1996, he was also an owner of Strathmore Bagel Franchise Company.

     ARTIE REGAN has been a director of the Company since August 1997. Since 1991, Mr. Regan has been President of Regan & Associates, Inc., a proxy solicitation/shareholder services firm in New York, New York that has been a vendor of the Company since 1993. Since 1988, Mr. Regan has also been the Chairman, President and Chief Executive Officer of RD's Place, Inc., a messenger/courier company located in Jersey City, New Jersey.

     WALT ANDERSON has been a director of the Company since May 1998. Since 1992, Mr. Anderson has been the financial advisor to Gold & Appel Transfer, S.A., a venture capital company which owns substantial positions in several public and private telecommunications companies, including the Company.
Pursuant to a power of attorney, Mr. Anderson has sole investment power over the shares of Common Stock owned by Gold & Appel Transfer, S.A. Since 1997, he has served as a director of Esprit Telecom, a European telecommunications company.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES AS DIRECTORS.

COMMITTEES OF THE BOARD OF DIRECTORS

     Audit Committee. The audit committee of the Board of Directors (the "Audit Committee") currently consists of Messrs. Goldberg and Regan, neither of whom is an employee of the Company, and Mr. Brown. The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. One meeting of the Audit Committee was held in 1997 to discuss the 1997 audit with Deloitte & Touche, LLP, the Company's independent public accountants.

     Compensation Committee. In October 1998, the Board established a compensation committee of the Board of Trustees (the "Compensation Committee") consisting of Messrs. Goldberg, Regan and Anderson, none of whom is an employee of the Company. The Compensation Committee is authorized to determine compensation for the Company's executive officers. During 1997, formal action on compensation matters was taken by the full Board (with interested members of the Board abstaining).

EXECUTIVE OFFICERS

     The Company's executive officers are appointed by the Board of Directors and, except as described herein, hold office at the pleasure of the Board until their successors are appointed and have qualified. In addition to Mr. Brown, the Company has two additional executive officers, David B. Hurwitz and Michael McAnulty. Mr. Hurwitz became the Executive Vice President of Sales and Marketing of the Company in December 1996. From 1995 to 1996, he served as the Vice President of Sales and Marketing of Commonwealth Long Distance, a C-TEC company. From 1993 to 1995, he served as Executive Vice President and Chief Operating Officer of InterNet Communications Services, Inc. and from 1992 to 1995, he served as General Manager of FiberNet. From 1985 to 1992, Mr. Hurwitz held sales and sales management positions with RCI Long Distance, a subsidiary of Rochester Telephone Corp. (now Frontier Corporation). Mr. McAnulty started with the Company in 1996 and became the Chief Financial Officer of the Company in May 1998. From 1992 to 1996, he was the Accounting Manager for PageNet Inc. Before joining PageNet, he was employed by Crown, Cork and Seal Co., Inc. as a plant controller.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Through MEG Associates, Mr. Goldberg acts as a sub-agent for the Company in connection with the sale of the Company's products and services. During 1997, the Company paid Mr. Goldberg and such company an aggregate of $136,983 in commissions for sales agency services rendered to the Company. The compensation paid to Mr. Goldberg and such company was determined on the basis of the Company's pre-determined commission rates for sales agents unaffiliated with the Company.

     In August 1990, the Company entered into indemnification agreements with Mr. Brown and Stephen J. Parker, the Company's former Chief Executive Officer and a former Director. In addition, in July 1997, the Company entered into an indemnification agreement with Kevin O'Hare, a former executive officer of the Company. In general, the indemnification agreements obligate the Company to indemnify each of Messrs. Brown, Parker and O'Hare against the liabilities and expenses incurred by them in acting as a director or officer of the Company to the maximum extent allowed by law. The Company, together with Messrs. Brown, Parker and O'Hare, have been sued by Mark Scully, the Company's former President for various claims asserted by him in connection with his termination of employment with the Company on December 30, 1996. The Company and Messrs. Brown, Parker and O'Hare have selected joint counsel to defend the action. The Board of Directors of the Company has authorized the Company to advance the expenses of the individual defendants incurred in defending this action, having received an undertaking from each of them to repay any amounts so advanced in the event it is determined that they are not entitled to indemnification under applicable law.

     Upon the resignation of Mr. Parker as President and Chief Executive Officer of the Company and as a Director of the Company on August 21, 1998, the Company paid him $300,000 in full satisfaction of any entitlement to unpaid salary or bonus. In addition, Mr. Parker sold the Company 869,000 of the 1,000,000 shares of Common Stock then held by him for an aggregate purchase price of $1,042,800 ($1.20 per share).

     Mr. Regan is the President of Regan & Associates, a proxy solicitation/shareholder services firm that has been a vendor of the Company since 1993.

                            EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation paid for the years ended December 31, 1997, 1996 and 1995: (i) to the Company's President and Chief Executive Officer, (ii) the other two most highly compensated executive officers having a combined salary and bonus during the year ended December 31, 1997 exceeding $100,000 and (iii) the Company's former President and Chief Executive Officer.

                          SUMMARY COMPENSATION TABLE
                          --------------------------
                                                           LONG TERM
                                                          COMPENSATION
                                                          ------------
                                 ANNUAL COMPENSATION
                                 -------------------
                                                             COMMON
                                                             STOCK            ALL
                                                          UNDERLYING         OTHER
NAME AND PRINCIPAL POSITION    YEAR   SALARY    BONUS     OPTIONS (#)     COMPENSATION
---------------------------    ----  --------  -------    -----------     ------------

Aaron R. Brown                 1997  $  7,305       --          --         $119,792
President and Chief            1996  $165,000       --          --         $  1,116(2)
Executive Officer(1)           1995  $160,000       --     600,000(3)      $  1,932(2)

David B. Hurwitz               1997  $150,000  $69,821     300,000(4)            --
Executive Vice President       1996  $  6,250       --     700,000               --
of Sales and  Marketing        1995       N/A      N/A         N/A              N/A

Stephen J. Parker              1997  $169,125       --          --         $  9,890(2)
Former President and           1996  $165,000       --          --         $  2,065(2)
Chief Executive Officer (5)    1995  $160,000       --     600,000(3)      $  4,332(2)

Kevin M. O'Hare                1997  $125,000       --     500,000(4)      $ 66,667
Former President and           1996  $  8,333       --   1,100,000               --
Chief Executive Officer (6)    1995       N/A      N/A         N/A              N/A


(1) Mr. Brown resigned his positions with the Company as Chief Executive Officer and Treasurer effective December 16, 1996, but remained a Director of the Company at the end of fiscal 1996. He became a consultant to the Company in January 1997 at a fee of $125,000 per annum. He became President and Chief Executive Officer in August 1998, upon Mr. Parker's retirement, at an annual salary of $178,000.

(2) Includes amounts paid for life insurance of the named officer where the Company is not the beneficiary of the policy and auto expense reimbursements.

(3) On May 11, 1995, the Company issued to each of Messrs. Brown and Parker warrants to purchase 600,000 shares of Common Stock at a price per share of $1.0625 in consideration for their limited personal guarantees provided in connection with the Company's revolving credit facility.

(4) These options were issued on January 10, 1997 in replacement of options granted in December 1996. The options granted in 1996 had previously vested upon the attainment of certain performance criteria.

(5) Mr. Parker became President and Chief Executive Officer of the Company on October 1, 1997. He retired in August 1998.

(6) Effective September 30, 1997, Kevin O'Hare, then President and Chief Executive Officer of the Company, terminated his employment with the Company. Mr. O'Hare was immediately replaced by Mr. Parker as President and Chief Executive Officer. Upon termination, Mr. O'Hare received a severance payment of approximately $67,000, retained options to purchase 100,000 shares of Common Stock at $1.03125 per share and relinquished options to purchase 500,000 shares of Common Stock at $1.03125 per share and options to purchase an additional 500,000 shares of Common Stock at $1.30 per share.


OPTION GRANTS IN LAST FISCAL YEAR

     The following table summarizes the number of options granted to named executive officers during the year ended December 31, 1997. The Company did not grant any stock appreciation rights in 1997.


                           NUMBER OF
                           SHARES OF                                                  POTENTIAL REALIZABLE
                         COMMON STOCK        PERCENT OF                                 VALUE OF ASSUMED
                          UNDERLYING       TOTAL OPTIONS                             ANNUAL RATES OF STOCK
                            OPTIONS         GRANTED IN      EXERCISE   EXPIRATION    PRICE APPRECIATION FOR
        NAME                GRANTED       FISCAL YEAR(1)      PRICE       DATE           OPTION TERM(2)
        ----             ------------     --------------    --------   ----------        --------------
                                                                                         5%         10%
                                                                                         --         ---
Aaron R. Brown
President and Chief           --                --             --          --            --          --
Executive Officer

David B. Hurwitz
Executive Vice
President of Sales
and Marketing             300,000(3)          18.6%          $1.30      12/16/01     $107,750     $238,099

Stephen J. Parker
Former President              --                --             --          --            --          --
and Chief Executive
Officer

Kevin M. O'Hare(4)
Former President
and Chief Executive
Officer                   500,000(3)          30.9%          $1.30      01/15/02     $179,583     $396,832


(1) Based upon options to purchase a total of 1,616,000 shares of Common Stock granted to all officers and employees of the Company in 1997 under its Amended and Restated Stock Option Plan or its predecessor plans.

(2) These amounts represent hypothetical gains that could be achieved for the respective stock options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date.

(3) These options were issued on January 10, 1997 in replacement of options granted in December 1996. The options granted in 1996 had previously vested upon the attainment of certain performance criteria.

(4) Mr. O'Hare terminated his employment during 1997 and relinquished all of such options.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table summarizes the number and value of unexercised options held by the named officers as of December 31, 1997.

                              NUMBER                       NUMBER OF SHARES OF
                            OF SHARES                    COMMON STOCK UNDERLYING         VALUE OF UNEXERCISED
                             ACQUIRED                    UNEXERCISED OPTIONS OR         IN-THE-MONEY OPTIONS OR
                                ON         VALUE           WARRANTS AT FISCAL             WARRANTS AT FISCAL
                             EXERCISE    REALIZED               YEAR-END                     YEAR-END(1)
                             --------    --------     ------------------------------    -----------------------


                                                                          UN-                          UN-
                                                      EXERCISABLE     EXERCISABLE    EXERCISABLE   EXERCISABLE
NAME                            (#)         ($)           ( #)            ( #)           ($)           ($)
----                        -----------     ---       -----------     -----------    -----------   -----------

Aaron R. Brown
President and Chief
Executive Officer(2)(3)        31,000       5,812       809,000(4)       60,000(5)      936,250        56,250

David B. Hurwitz
Executive Vice
President of Sales and
Marketing                      50,000      54,688       250,000         400,000         320,313       431,875

Stephen J. Parker
Former President and
Chief Executive
Officer(2)(3)                  31,000       5,812       809,000(4)       60,000(5)      936,250        56,250

Kevin M. O'Hare
Former President and
Executive Officer               N/A          N/A        100,000(6)           --         128,125            --


(1) Based upon a market price of the Common Stock on December 31, 1997 of $2.3125 per share (last trading day in December 1997).

(2) Options to purchase 300,000 shares of Common Stock issued on September 1, 1993 to each of Messrs. Brown and Parker that vested upon the attainment of certain performance goals were terminated on December 16, 1996, the date Messrs. Brown and Parker resigned certain executive positions with the Company.

(3) In April 1998, Messrs. Brown and Parker exercised all of their outstanding options and warrants.

(4) Includes options to purchase 240,000 shares of Common Stock issued on September 1, 1993 under the Company's 1993 Executive Stock Option Plan (the "Executive Plan", now consolidated with the Employee Compensation Stock Option Plan in the Amended and Restated Stock Option Plan) at an exercise price of $1.375 per share and warrants to purchase 569,000 shares of Common Stock issued on May 11, 1995 at an exercise price of $1.0625 per share.

(5) Represents options to purchase 60,000 shares of Common Stock issued on September 1, 1993 under the Executive Plan at an exercise price of $1.375 per share.

(6) Mr. O'Hare terminated his employment during 1997. These options were exercised in 1998.

COMPENSATION OF DIRECTORS

     Directors who also serve as salaried employees of the Company do not receive any additional compensation for their services as directors. Beginning in 1997, non-employee directors became entitled to receive $1,000 for each Board meeting attended in person, and $500 for participation in each Board meeting conducted by telephone conference call. In addition, the Company granted to each non-employee director options to purchase 20,000 shares of Common Stock for his services as a director during 1997. These grants consisted of options to purchase 20,000 shares of Common Stock at $1.43 per share granted to Mr. Sugarman, a former director, and options to purchase 20,000 shares of Common Stock at $1.69 per share granted to Mr. Regan.

     On January 14, 1997, Mr. Brown entered into a consulting agreement with the Company. The consulting agreement, which is for a term of six years with an automatic extension of one year unless either party gives thirty-days written notice of its intention not to renew, provides that Mr. Brown will be compensated at a rate of $125,000 annually, to be increased each year in accordance with the Consumer Price Index. In August 1998, Mr. Brown became Interim President and Chief Executive Officer at a salary of $178,000 which compensation is in lieu of his compensation under the consulting agreement. If and when he steps-down from these positions, his consulting agreement will resume under the original terms and conditions.

EMPLOYMENT AGREEMENT

     Mr. Hurwitz entered into a three-year employment agreement terminating January 5, 2000. The employment agreement provides for an annual base salary of not less than $200,000 subject to annual cost-of-living increases as measured by the Consumer Price Index.

REPORT ON REPRICING OF OPTIONS

     Pursuant to Mr. Kevin O'Hare's (the former Chief Executive Officer) employment agreement, the Company granted Mr. O'Hare five-year options to purchase up to an aggregate of 1,100,000 shares of Common Stock. The exercise price of 600,000 of these options was $1.03125 per share. Of these 600,000 options, 300,000 were immediately exercisable and 150,000 became exercisable on each successive anniversary of the grant date.

     The options to purchase the remaining 500,000 shares of Common Stock granted to Mr. O'Hare became exercisable in four 125,000 share increments upon the attainment of certain performance criteria. The first 125,000 share increment underlying this option was to become exercisable as and when the average of the closing bid and asked prices of the Common Stock equaled or exceeded $1.50, the second when it equaled or exceeded $2.00, the third when it equaled or exceeded $2.50 and the fourth when it equaled or exceeded $3.00 per share, in each case for at least thirty (30) consecutive trading days within the period ending on the third anniversary of the date of grant. The per share exercise price of each such option increment was 85% of the arithmetic mean of the closing bid and asked prices of the Common Stock for such thirty (30) day period. On January 10, 1997, these 500,000 options were replaced with a grant of 500,000 options with an exercise price of $1.30 per share. On September 30, 1997, Mr. O'Hare's employment was terminated. All 500,000 of the repriced options as well as 500,000 of the options exercisable at $1.03125 per share were terminated on that day. Mr. O'Hare retained 100,000 options exercisable at $1.03125 per share upon his termination.

     Pursuant to his employment agreement, the Company also granted Mr. Hurwitz five-year options to purchase up to an aggregate of 700,000 shares of Common Stock. The exercise price of 400,000 of Mr. Hurwitz's options is $1.03125 per share. Of these 400,000 options, 200,000 were immediately exercisable and 100,000 were to become exercisable on each successive anniversary of the grant date.

     The options to purchase the remaining 300,000 shares of Common Stock that were granted to Mr. Hurwitz became exercisable in four 75,000 share increments upon the attainment of certain performance criteria. The first

75,000 share increment underlying this option was to become exercisable as and when the average of the closing bid and asked prices of the Common Stock equaled or exceeded $1.50, the second when it equaled or exceeded $2.00, the third when it equaled or exceeded $2.50 and the fourth when it equaled or exceeded $3.00 per share, in each case for at least thirty (30) consecutive trading days within the period ending on the third anniversary of the date of grant. The per share exercise price of each such option increment was 85% of the arithmetic mean of the closing bid and asked prices of the Common Stock for such thirty (30) day period. On January 10, 1997, these options were replaced with a grant of 300,000 options with an exercise price of $1.30 per share.

     The following table summarizes certain information pertaining to the repricing of any options held by executive officers during the last ten completed fiscal years.

                          TEN-YEAR OPTION REPRICINGS

                                       NUMBER OF
                                       SHARES OF       EXERCISE
                                     COMMON STOCK      PRICE AT                   LENGTH OF ORIGINAL
                                      UNDERLYING       TIME OF     NEW EXERCISE     TERM REMAINING
                                        OPTIONS       REPRICING      PURCHASE         AT DATE OF
          NAME              DATE     REPRICED ($)        ($)         PRICE ($)        REPRICING
          ----              ----     ------------     ---------    ------------   ------------------
David B. Hurwitz
Executive Vice
President of Sales and
Marketing                 1/10/97        300,000             (1)          1.30        5 years

Kevin M. O'Hare
Former President and
Chief Executive           1/10/97        500,000(2)          (1)          1.30        5 years
Officer


(1) Each one-fourth of such options had an exercise price equal to 85% of the arithmetic mean of the closing bid and asked prices of the Common Stock during the thirty-day period on which the average of the closing bid and asked prices of the Common Stock equaled or exceeded $1.50, $2.00, $2.50 and $3.00, respectively.

(2) On September 30, 1997, all such options were terminated in connection with the termination of Mr. O'Hare's employment with the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1997, all deliberations and decisions concerning executive officer compensation were conducted and made by the Board of Directors (with interested members of the Board abstaining). From January 1, 1997 through September 31, 1997, Mr. O'Hare served as a Director of the Company while employed as its President and Chief Executive Officer. From October 1, 1997 through December 31, 1997, Mr. Parker served as a Director of the Company while employed as its President and Chief Executive Officer.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Board's compensation policies with respect to the Company's executive officers are based on the principles that compensation should, to a significant extent, be reflective of the financial performance of the Company, and that a significant portion of executive officers' compensation should provide long-term incentives. The Board seeks to set executive compensation at levels that are sufficiently competitive so that the Company may attract, retain and motivate high quality executives to contribute to the Company's financial success. In establishing compensation for executive officers, the Board considers industry data generally, the recommendations of third-party consultants and the Company's financial performance and industry position. The Board exercises judgment and discretion in the information it analyzes and considers.

     In approving the following compensation arrangements, the Board considered a number of factors, including: (i) the Company's financial position; (ii) the Company's market capitalization ; (iii) compensation levels of executives of the Company's competitors; and (iv) the impact of the arrangements on the Company's future earnings. The Board did not separately rank the importance of each of these factors and did not follow a formula in arriving at the compensation arrangements that were approved.

     During 1997, Mr. Brown received certain compensation as consideration for his previous employment as Chief Executive Officer of the Company. Mr. Brown resigned from such position effective December 16, 1996. All other compensation paid to Mr. Brown during 1997 was paid pursuant to his consulting agreement with the Company which was unanimously approved by the Board.

     Mr. Hurwitz's 1997 base salary was established under the terms of his
employment agreement which was unanimously approved by the Board.   The Board
also unanimously approved Mr. Hurwitz's 1997 bonus.

     Mr. Parker's 1997 base salary was established under the terms of his employment agreement which was unanimously approved by the Board.

     All base salary and severance payments made to Messrs. O'Hare, Mendes and Shannon during 1997 were paid pursuant to the terms of their employment and severance agreements which were unanimously approved by the Board.

     This report is made by the undersigned Directors constituting the entire Board.

          Aaron R. Brown
          Murray Goldberg
          Artie Regan
          Walt Anderson

PERFORMANCE GRAPH

     The Securities and Exchange Commission requires the Company to present a chart comparing the cumulative total shareholder return on the Common Stock with the cumulative total shareholder return of (i) a broad equity index and (ii) a published industry or peer group index. The following chart compares the cumulative total shareholder return for the Common Stock with the cumulative shareholder return of companies on (i) the NASDAQ Stock Market (U.S.) Index and
(ii) the NASDAQ Telecommunications Index for the period beginning December 31, 1992 and ending December 31, 1997.



                        [PERFORMANCE GRAPH APPEARS HERE]





                                              CUMULATIVE TOTAL RETURN
                                    -------------------------------------------------
                                     12/92   12/93   12/94   12/95   12/96   12/97

US Wats, Inc.                       100.00   60.00   13.75   17.50   25.00   46.25
NASDAQ Stock Market (U.S.) Index    100.00  114.79  112.21  158.69  195.18  239.48
NASDAQ Telecommunications Index     100.00  154.19  128.69  168.51  172.29  255.08


                 RELATIONSHIP WITH INDEPENDENT PUBLIC AUDITORS


     On March 14, 1997, the Company replaced Rudolph, Palitz LLP ("Rudolph") as the principal accountant for the Company and its subsidiaries with Deloitte & Touche LLP. Rudolph's report on the Company's consolidated financial statements for the fiscal year ended December 31, 1995 did not contain an adverse opinion or a disclaimer of opinion, nor was Rudolph's opinion contained therein qualified or modified as to uncertainty, audit scope or accounting principles. The Company's decision to replace Rudolph was approved by the Board of Directors. During the Company's fiscal year ended December 31, 1995 and the subsequent interim period preceding the Company's replacement of Rudolph, there were no disagreements with Rudolph on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Rudolph, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     The shareholders will not be asked to approve the appointment of Deloitte & Touche LLP at the Meeting. A representative of Deloitte & Touche LLP is expected to be present at the Meeting and will have the opportunity to make a statement if he or she desires to do so. The representative is also expected to be available to respond to appropriate questions of shareholders.


                                OTHER BUSINESS

     The Board of Directors knows of no business which will be presented for action at the Meeting other than as set forth in this Proxy Statement. However, if other matters should properly come before the Meeting or any postponement or adjournment thereof, the proxies solicited hereby will be voted on such matters, to the extent permitted by applicable law, in accordance with the judgment of the persons voting such proxies.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock ("10% Shareholders") to file reports of ownership and reports of changes in ownership of the Company's Common Stock with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Shareholders are required by SEC regulation to furnish the Company with copies of all forms they file under Section 16(a). Based solely on its review of the copies of such forms received by it with respect of its fiscal year ended December 31, 1997, or written representations that no reports were required to be filed, the Company believes that all Section 16(a) filing requirements applicable to its officers, directors and 10% Shareholders were complied with.


                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     The Company expects to hold its 1999 Annual Meeting of Shareholders on or about July 1, 1999. Accordingly, shareholders wishing to submit proposals for inclusion in the Board of Director's proxy statement for the 1999 Annual Meeting of Shareholders must submit their proposals to the Company at its principal executive offices (attention: Secretary) no later than February 1, 1999. The execution of a proxy solicited by the Company in connection with its 1999 Annual Meeting of Shareholders shall confer on the designated proxyholder discretionary voting authority to vote on any matter for which the Company has not received notice on or prior to April 15, 1999.

                  AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 accompanies this Proxy Statement. THE COMPANY HAS ALSO FILED ITS ANNUAL REPORT ON FORM 10-K WITH THE SECURITIES AND EXCHANGE COMMISSION. SHAREHOLDERS WISHING TO RECEIVE A COPY OF THE DOCUMENTS INCORPORATED BY REFERENCE IN THE COMPANY'S 1997 FORM 10-K, EXCEPT FOR THE EXHIBITS TO SUCH DOCUMENTS, MAY RECEIVE THEM WITHOUT CHARGE BY WRITING TO AARON R. BROWN, CHIEF EXECUTIVE OFFICER, US WATS, INC., 2 GREENWOOD SQUARE, SUITE 275, 3331 STREET ROAD, BENSALEM, PA 19020.

                                    By Order of the Board of Directors,


                                    Artie Regan
                                    Secretary

                                 US WATS, INC.
                               2 GREENWOOD SQUARE
                          3331 STREET ROAD, SUITE 275
                          BENSALEM, PENNSYLVANIA 19020
            Proxy--Annual Meeting of Shareholders--November 25, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

  The undersigned hereby appoints Aaron R. Brown and Artie Regan as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the Common Stock of US WATS, INC. held of record by the undersigned on the close of business on October 23, 1998 at the Annual Meeting of Shareholders to be held on November 25, 1998 or at any postponement or adjournment thereof.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF PROPOSAL NO. 1 AND IN ACCORDANCE WITH THE PROXIES' BEST JUDGMENT UPON OTHER MATTERS PROPERLY COMING BEFORE THE MEETING AND ANY ADJOURMENTS THEREOF.

  When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign a full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

       (Continued and to be marked, signed and dated on the reverse side)

1. ELECTION OF DIRECTORS: Aaron R. Brown, Artie Regan, Murray Goldberg, Walt Anderson
  FOR all            WITHHOLD            (INSTRUCTIONS: To withhold
  nominees           AUTHORITY to        authority to vote for any
  listed above       vote for the        individual nominee, strike
  (except as         nominees            a line through the
  marked to the      listed              nominee's name in the list
  contrary           above [_]           above.)
  above) [_]
                                         --------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment.

                                             ----------------------------------
                                             Name(s) (PLEASE PRINT)
                                             ----------------------------------
                                             Signature
                                             ----------------------------------
                                             Signature, if held jointly
                                             ----------------------------------
                                             Date


  PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED
                             POSTAGE PAID ENVELOPE.